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                                                                    EXHIBIT 11.1


                     THE PMI GROUP, INC. AND SUBSIDIARIES

                      COMPUTATION OF NET INCOME PER SHARE


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
                                                                THREE MONTHS ENDED                        NINE MONTHS ENDED
                                                                   SEPTEMBER 30,                            SEPTEMBER 30,
(In thousands, except per share data)                         1998              1997                   1998              1997
                                                         --------------    --------------          --------------   --------------
BASIC NET INCOME PER COMMON SHARE:

        Net income                                       $    53,728       $     41,913            $    146,283     $    133,364

        Average common shares outstanding                     30,916             33,180                  31,750           33,671
                                                         --------------    --------------          --------------   --------------
                BASIC NET INCOME PER COMMON SHARE        $      1.74       $       1.26            $       4.61     $       3.96
                                                         ==============    ==============          ==============   ==============


DILUTED NET INCOME PER COMMON SHARE:

        Net income                                       $    53,728       $     41,913            $    146,283     $    133,364
                                                         --------------    --------------          --------------   --------------
        Average common shares outstanding                     30,916             33,180                  31,750           33,671
        Net shares to be issued upon exercise of
         dilutive stock options after applying
         treasury stock method                                   118                119                     160              124
                                                         --------------    --------------          --------------   --------------
        Average shares outstanding                            31,034             33,299                  31,910           33,795
                                                         --------------    --------------          --------------   --------------
                DILUTED NET INCOME PER COMMON SHARE      $      1.73       $       1.26            $       4.58     $       3.95
                                                         ==============    ==============          ==============   ==============
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